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                                                                    Exhibit 23.3

                                                              Thomson Financial
                                                               Securities Data



     We hereby consent to the inclusion in this Registration Statement on Form S-1 of The Goldman Sachs Group, Inc. of the information we provided for use in the preliminary prospectus, dated November 10, 1999, and to the references to our name in such Registration Statement, including under the caption "Experts".

     Thomson Financial Securities Data,
     A division of Thomson Information Services


     /s/ Francine B. Falchook
     -----------------------------
     Francine B. Falchook
     Senior Vice President

     November 9, 1999